Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Western Goldfields, Inc., (the “Company”) on Form 10-KSB- for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Raymond Threlkeld, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Western Goldfields, Inc.

DATE: April 13, 2006

/s/ Brian Penny
Brian Penny

        A signed original of this written statement required by Section 906 has been provided to Western Goldfields, Inc. and will be retained by Western Goldfields, Inc. to be furnished to the Securities and Exchange Commission or its staff upon request.